Exhibit 10.1

October 30, 2023

AGREEMENT AND RELEASE
Thoughtworks Holding, Inc. (the “Company”) and Sai Mandapaty (“Employee”) agree to the terms and conditions of this Agreement and Release as set forth below, effective as of the Effective Date (as defined below):
1.Termination. The Company agrees to continue to employ Employee to provide transition services until January 15, 2024 (the “Termination Date”). Employee’s employment with the Company Group (as defined under the Thoughtworks Holding, Inc. Executive Severance Plan (the “Severance Plan”)) shall terminate as of the “Termination Date” and Employee will resign all positions with the Company Group effective no later than the Termination Date. Employee acknowledges and agrees that the Termination Date is the termination date of Employee’s employment for purposes of participation in and coverage under all benefit plans and programs sponsored by or through the Company Group. Employee agrees not to hold himself/herself out as a partner, member, director, officer or employee of, or as otherwise affiliated with, the Company or any of its affiliates (including on social media) after the Termination Date. The parties agree that the Employee’s termination shall be deemed to be a Qualifying Termination (but not, for the avoidance of doubt, a CIC Termination) for purposes of the Severance Plan. For the avoidance of doubt, in the event a CIC occurs within three (3) months following the Termination Date, the Employee’s termination shall be deemed a CIC Termination and any enhancements to the Severance Benefits shall be determined in accordance with the terms of the Severance Plan, less any payments or benefits already received hereunder as applicable. All capitalized terms used herein, unless defined otherwise herein, shall have the meaning set forth in the Severance Plan.
2.Severance Payment. In addition to the Accrued Obligations, subject to Employee’s continued employment through the Termination Date and in exchange for the general release in paragraph 4 below and the additional Agreement and Release (the “Second Release”) attached hereto as Exhibit A and other promises contained herein, and otherwise in accordance with the terms of the Severance Plan, which Employee hereby acknowledges receiving, Employee will receive the following Severance Benefits in full satisfaction of the Company’s obligations under Section 4.2 of the Severance Plan (and, for the avoidance of doubt, any severance obligations pursuant to the Employment Agreement between the Company and Employee, dated October 12, 2017 (the “Employment Agreement”)), paid and provided in accordance herewith and therewith. For the avoidance of doubt, in the event Employee fails to execute, or revokes execution of, this Agreement and Release or the Second Release, Employee shall not be entitled to the Severance Benefits.
(a)Base Cash Severance. Payment of cash severance equal to an aggregate total of $800,000 (representing 18 months’ continued payment of Employee’s annual base salary of $500,000 plus $50,000), $50,000 of which shall be paid in one lump sum in the first payroll date immediately after the date upon which the Second Release becomes effective (the “Second Release Effective Date”), and $750,000 of which shall be paid in equal biweekly installments during the 18 month period commencing as of the Termination Date; provided, however, that the first such installment shall be paid on the first payroll date immediately after the Second Release Effective Date and shall include any portion that would have otherwise been payable during the period between the Termination Date and such first payment date. The Company and the Employee acknowledge and agree that all payments made hereunder are “wages” for purposes of FICA, FUTA and income tax withholding and such taxes shall be withheld from the severance payments made hereunder. Employee agrees that except for earned wages, accrued and unused paid time off,
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and expenses that may be incurred through the Termination Date, they have been paid: (i) all amounts as reimbursement for expenses incurred during their employment and (ii) other compensation due to them, including, but not limited to all salary, hourly pay, overtime pay, bonuses (except for Annual 2023 Bonus addressed below), vacation pay, deferred compensation, variable pay, incentives, commissions, equity compensation and all other compensation of any nature whatsoever. No other sums (contingent or otherwise) shall be paid to Employee in respect of their employment by the Company, except for earned wages, accrued and unused paid time off, and expeses that may be incurred through the Termination Date, and any such sums (whether or not owed) arising under any Company compensation plan or otherwise related to Employee’s employment are hereby expressly waived by Employee.
(a)Annual 2023 Bonus. Any annual bonus earned in respect of 2023, payable upon the later of the first payroll date immediately after Second Release Effective Date and the date annual bonuses are paid to similarly situated employees of the Company.
(b)COBRA. For 18 months following the Termination Date, in the event Employee properly elects COBRA coverage, the Company shall reimburse the Participant for the cost of healthcare continuation coverage for Employee and his or her covered dependents under the Company’s group health plans, subject to the terms of Section 4.2(c) of the Severance Plan.
(c)Equity Awards. Employee acknowledges and agrees that all equity awards under any of the Company Group’s group equity plan that are unvested as of the Termination Date shall be forfeited and canceled in accordance with the terms of the applicable award agreements. Employee’s options that are vested as the Termination Date shall remain outstanding (and, for the avoidance of doubt, shall be the only equity awards held by Employee that shall remain outstanding) and continue to be subject to the terms of the applicable award agreements, provided, however that Employee shall be entitled to exercise subject options until December 31, 2026 (but not, in any event, any later than the original expiration date of such option).
3.Acknowledgment. Employee hereby agrees and acknowledges that the Severance Benefits exceed any payment, benefit, or other thing of value to which Employee might otherwise be entitled under any policy, plan, or procedure of the Company Group or pursuant to any prior agreement or contract with the Company Group, including the Employment Agreement.
4.Release.
(a)In exchange for the Severance Benefits and other valuable consideration, Employee, for himself or herself and for his or her heirs, executors, administrators, beneficiaries, trustees, and assigns (referred to collectively as “Releasors”), forever releases and discharges the Company Group and any and all of the Company Group’s parent companies, partners, subsidiaries, affiliates, predecessors, successors and assigns and any and all of its and their past and/or present officers, directors, partners, agents, employees, representatives, counsel, employee benefit plans and their fiduciaries and administrators, predecessors successors and assigns (referred to collectively as the “Releasees”), from any and all claims, suits, controversies, actions, cross-claims, counter claims, demands, causes of action, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, and liabilities of any kind whatsoever in law and in equity, whether known or unknown, suspected, or claimed, which Releasors ever had, now have or may have against Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter up to and including the date Employee signs this Agreement and Release.
(b)Without limiting the generality of the foregoing, this Agreement and Release is intended to and shall release Releasees from any and all claims and liabilities, whether known or

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unknown, suspected, or claimed, that Releasors ever had, now have or may have against Releasees arising out of Employee’s employment with the Company Group or any of the Releasees, the terms and conditions of such employment and/or the termination of such employment, including, but not limited to: (i) any claim under the Age Discrimination in Employment Act, as amended (“ADEA”), and/or the Older Workers Benefit Protection Act (“OWBPA”), which laws prohibit discrimination on account of age; (ii) any claim under Title VII of the Civil Rights Act of 1964, as amended, which, among other things, prohibits discrimination/retaliation on account of race, color, religion, sex and national origin; (iii) any claim under the Americans with Disabilities Act (“ADA”) or Sections 503 and 504 of the Rehabilitation Act of 1973, each as amended; (iv) any claim under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (v) any claim under the Family and Medical Leave Act; (vi) any claim or other action under the National Labor Relations Act (“NLRA”), as amended; (vii) any claim under the Workers’ Adjustment and Retraining Notification Act or the Uniformed Services Employment and Reemployment Rights Act (“USERRA”); (viii) any claim under the Sarbanes-Oxley Act of 2002; (ix) any applicable Executive Order Programs; (x) any other claim of discrimination, harassment or retaliation in employment (whether based on federal, state or local law, regulation or decision); (xi) any other claim (whether based on federal, state or local law, statute, decision, public policy, contract, tort, or doctrine of good faith and fair dealing) arising out of the terms and conditions of Employee’s employment with and termination from the Company Group and/or the Released Parties; (xii) any claims in equity or under common law for wrongful discharge, breach of contract (express, implied, written or oral), whistleblowing, constructive discharge, promissory estoppel, detrimental reliance, negligence, defamation, emotional distress, compensatory or punitive damages, and/or equitable relief; (xiii) any claims under federal, state or local occupational safety and health laws or regulations, all as amended; (xiv) any claim for attorneys’ fees, costs, disbursements and/or the like (xv) any claim under the Employment Agreement, and (xvi) any claim under the Illinois Human Rights Act, 775 Ill. Comp. Stat. Ann. 5/1-103, 5/2-101, 5/2-102, 5/2-103, 5/2-104, and 56 Ill Adm. Code 5210.110; the Illinois Equal Pay Act; the Illinois Wage Payment and Collection Act; the Minimum Wage Law; the Right to Privacy in the Workplace Act; the Personnel Record Review Act; the Whistleblower Act; the Family Military Leave Act, and any and all claims under any other federal or Illinois statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. By virtue of the foregoing, Employee agrees that he or she has waived any damages and other relief available to him or her (including, without limitation, money damages, equitable relief and reinstatement) under the claims waived in this paragraph 4. This is a general release that is intended to apply to all claims Employee may have against the Releasees through the date Employee executes this Agreement, except the sole matters to which this Agreement of Release does not apply are: (A) claims to the Severance Benefits; (B) claims under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended; (C) claims arising after the date Employee signs this Agreement and Release; (D) claims relating to any rights of indemnification under the Company Group’s organizational documents or otherwise; (E) claims relating to any equity-based awards outstanding that remain outstanding following the Termination Date; (F) claims to vested accrued benefits under the Company Group’s tax qualified retirement plans or non-qualified retirement plans in accordance with, and subject to, the terms and conditions of such plans and applicable law; (G) Employee’s right to seek enforcement of the terms of the Severance Plan (as modified as applicable herein); and (H) any claims that cannot be waived pursuant to private agreement under law. Employee acknowledges that Employee has been informed that Employee might have specific rights and/or claims under the ADEA and OWBPA. Employee specifically waives such rights and/or claims under the ADEA or OWBPA to the extent such rights and/or claims arose on or prior to the date this Agreement of Release is executed by Employee.

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(c)Nothing in this Agreement and Release is intended to prohibit or restrict Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission or any other local, state, or federal administrative body or government agency prohibiting waiver of such right; provided, however, that Employee hereby waives the right to recover any monetary damages or other relief against any Released Parties excepting any benefit or remedy to which Employee is or becomes entitled to pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Employee further understands this Agreement does not waive or restrict Employee’s (i) claims for unemployment or workers’ compensation benefits, (ii) claims or rights that may arise after the date that Employee signs this Agreement, (iii) claims for reimbursement of expenses under the Company’s expense reimbursement policies, (iv) any vested rights under the Company’s ERISA-covered employee benefit plans as applicable on the date Employee signs this Agreement, and (v) any claims that controlling law clearly states may not be released by private agreement. Moreover, nothing in this Agreement (including but not limited to the acknowledgements, release of claims, the promise not to sue, the confidentiality and non-disparagement obligations, and the return of property provision) (A) limits or affects Employee’s right to challenge the validity of this Agreement under the ADEA or the OWBPA, (B) prevents Employee from communicating with, filing a charge or complaint with; providing documents or information voluntarily or in response to a subpoena or other information request to; or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, National Labor Relations Board, the Securities and Exchange Commission, the Occupational Safety and Health Administration, law enforcement, or any other any federal, state or local agency charged with the enforcement of any laws, or from testifying, providing evidence, responding to a subpoena or discovery request in court litigation or arbitration, or (C) precludes non-management, non-supervisory employees from engaging in protected concerted activity under Section 7 of the NLRA or under similar state law, such as joining, assisting, or forming a union, bargaining, picketing, striking, or participating in other activity for mutual aid or protection, or refusing to do so; this includes using or disclosing information acquired through lawful means regarding wages, hours, benefits, or other terms and conditions of employment, except where the information was entrusted to Employee in confidence by the Company as part of Employee’s job duties.
(d)Employee understands that Employee may later discover claims or facts that may be different than, or in addition to, those which Employee now knows or believes to exist with regards to the subject matter of this Agreement and Release, and which, if known at the time of executing this Agreement and Release, may have materially affected this Agreement and Release or Employee’s decision to enter into it. Employee hereby waives any right or claim that might arise as a result of such different or additional claims or facts.
(e)Employee represents that Employee has made no assignment or transfer of any right or claim covered herein and that Employee further agrees that Employee is not aware of any such right or claim.
5.Non-Disparagement: Cooperation in Certain Other Legal Proceedings. Employee agrees that at no time will Employee, in public or private, engage in any form of conduct or make any statements or representations that deprecate, impugn, disparage or otherwise impair the reputation, goodwill or commercial interests of, or make any remarks that would tend to or be construed to tend to defame, the Releasees, nor shall Employee assist any other person, firm or company in so doing. Nothing in this Agreement and Release shall prohibit or restrict Employee from (i) making any disclosure of information, as required by law, in a proceeding or lawsuit in which the Company Group is a party or, additionally, in any other civil proceeding or lawsuit upon ten (10) business days’ prior written notice to the Company Group; (ii) providing information to, or testifying or otherwise

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assisting in an investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body or the Company Group’s designated legal, compliance or human resources officers; (iii) filing, testifying, participating or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud or any rule or regulation of the Securities and Exchange Commission; (iv) reporting violations of federal law or regulation or providing truthful information about this Agreement and Release, or cooperating with any investigation being conducted by any governmental agency, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation; (v) challenging the validity of this Agreement and Release as it applies to a release of claims under ADEA; (vi) accepting any U.S. Securities and Exchange Commission awards; or (vii) engaging in concerted activity relative to the terms and conditions of Employee’s employment and in communications protected under the National Labor Relations Act, to the extent applicable. In addition, nothing in this Agreement and Release prohibits or restricts the Company Group or Employee from initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. Pursuant to 18 U.S.C. § 1833(b), Employee will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of the Company Group or its subsidiaries or affiliates that (A) is made (x) in confidence to a Federal, State or local government official, either directly or indirectly, or to Employee’s attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Employee files a lawsuit for retaliation by Company Group for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding, if Employee files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement and Release is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.
6.Cooperation. Employee agrees to be reasonably available at times and for durations reasonably acceptable to both parties to assist the Company Group with respect to any issues wherein the Company Group considers Employee’s knowledge or expertise reasonably beneficial. The Company Group will reimburse Employee for all reasonable out of pocket expenses that incurred while he or she is engaged in such activity. Employee will also cooperate fully with the Company Group in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company Group that relate to events or occurrences that transpired while Employee was employed by the Company Group. Employee’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company Group at mutually convenient times. Employee shall also cooperate fully with the Company Group in connection with any such investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Employee was employed by the Company Group. The Company Group shall pay for any reasonable out-of-pocket expenses incurred by Employee in connection with Employee’s performance of the obligations pursuant to this paragraph 5. Employee’s performance under this paragraph 6 following the Termination Date shall be subject to Employee’s then current employment obligations.
7.Non-Solicitation; Pre-Existing Restrictive Covenants. To the extent permitted by applicable law as applied to Employee, for a period of twelve (12) months following Employee’s last day of employment with the Company Group, Employee shall not, directly or indirectly, either on Employee’s own behalf or on behalf of any other person or entity, solicit, induce or encourage, or

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attempt to solicit, induce or encourage, (a) the resignation of any director, officer, employee or independent contractor of the Company Group whom Employee (A) solicited, provided services to, or had business-related contact; (B) was responsible for (directly or through Employee’s direct or indirect reports), or (C) learned Confidential Information about, in each case, during Employee’s final year working for the Company Group, or in the case of any such independent contractor, any reduction in the services such independent contractor provides to the Company Group. For the avoidance of doubt, Employee hereby acknowledges and agrees that the provisions of Section 7 (Restrictive Covenants), Section 8 (Confidentiality) and Section 9 (Specific Performance; Tolling) of the Employment Agreement remain in full force and effect and that the duration of the non-competition covenants in Section 7(a) therein shall be 18 months.
8.Return of Property. Employee represents that Employee shall return as of the Termination Date to the Company Group all property belonging to the Company Group, including, but not limited to, electronic devices (e.g., Blackberry and/or laptop computer), keys, card access to buildings and office floors, and business information and documents.
9.Severability. If any provision of this Agreement and Release is held to be illegal, void or unenforceable, such provision shall be of no force or effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement and Release. Further, to the extent any provision of this Agreement and Release is deemed to be overbroad or unenforceable as written, such provision shall be given the maximum effect permissible under law.
10.Entire Agreement; Counterparts. This Agreement and Release represents the entire understanding between the parties hereto with respect to the subject matter hereof and may not be changed or modified, except by a written agreement signed by both of the parties hereto after the Effective Date (as defined below). This Agreement and Release may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument. A faxed, .pdf-ed or electronic signature shall operate the same as an original signature.
11.Governing Law. Except as may be preempted by federal law, this Agreement and Release shall be governed by the laws of the State of Delaware, without regard to conflict of laws principles, and the parties in any action arising out of this Agreement and Release shall be subject to the personal jurisdiction and venue of the federal and state courts, as applicable, in Wilmington, Delaware.
12.No Admission of Wrongdoing. Employee agrees that neither this Agreement, nor the furnishing of the consideration for this Agreement, shall be deemed or construed at any time to be an admission by the Company Group or any of the other Releasees of any improper or unlawful conduct.
13.Non-Disclosure. The parties agree that this Agreement and Release and its terms are confidential and shall be accorded the utmost confidentiality, except to the extent that any terms are required to be disclosed by applicable law. Employee hereby agrees to keep confidential and not disclose the terms and conditions of this Agreement to any person or entity without the prior written consent of the Company Group, except to Employee’s accountants, attorneys and/or spouse, provided that they also agree to maintain the confidentiality of this Agreement. Employee shall be responsible for any disclosure by them. Employee further represent that Employee has not disclosed the terms and conditions of this Agreement to anyone other than Employee’s attorneys, accountants and/or spouse. This paragraph 13 does not prohibit disclosure of this Agreement by any party if required by law, provided, that, if Employee is required to make such disclosure, Employee has given the Company Group prompt written notice of any legal process and cooperated with the Company Group’s efforts to seek a protective order.

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14.Confidential Information. Employee acknowledges that, during Employee’s employment with the Company Group, Employee has had access to information relating to the Company Group and its business that is not generally known by persons not employed by the Company Group and that could not easily be determined or learned by someone outside of the Company Group (“Confidential Information”). Such Confidential Information is confidential or proprietary and may include, but not be limited to, customer or client contact lists, trade secrets, patents, copyrighted materials, proprietary computer software and programs, products, systems analyses, lists of suppliers and supplier contracts, internal policies and marketing strategies, financial information relating to the Company Group and its employees and other documents and information that provide the Company Group with a competitive advantage and that could not be easily determined or learned or obtained by someone outside the Company Group. Employee further acknowledges that: (a) such Confidential Information is the exclusive, unique and valuable property of the Company Group; (b) the businesses of the Company Group depend on such Confidential Information; and (c) the Company Group wishes to protect such Confidential Information by keeping it confidential for the use and benefit of the Company Group. Employee agrees not to disclose or use such Confidential Information at any time for the five-year period following the Termination Date, except if authorized by the Company Group in writing or if required in connection with a subpoena or other legal process or investigation by any governmental, regulatory or self-regulatory agency or in connection with any legal proceeding brought against Employee, or in connection with a proceeding to enforce this Agreement and Release. Nothing in this paragraph shall be construed to prevent Employee from communicating in a manner that would interfere with Employee’s rights under the National Labor Relations Act.
15.Remedies. Employee acknowledges and agrees that the Company Group will suffer irreparable damage if any of the provisions of paragraphs 6, 7, 8, 13 or 14 of this Agreement and Release are breached, and that the Company Group’s remedies at law for a breach of such provisions would be inadequate, and, in recognition of this fact, Employee agrees that, in the event of such a breach, in addition to any remedies at law, the Company Group will be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available (without the necessity of posting bond or other security).
16.Binding Agreement; Third Party Beneficiaries. This Agreement and Release is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns. The Releasees are expressly intended to be third-party beneficiaries of the releases set forth herein, and this Agreement and Release may be enforced by each of them.
17.ADEA Provisions. Employee acknowledges that Employee: (a) has carefully read this Agreement and Release in its entirety; (b) has had an opportunity to consider the terms of this Agreement and Release for at least twenty-one (21) days; (c) is hereby advised by the Company in writing to consult with an attorney of Employee’s choice in connection with this Agreement and Release; (d) fully understands the significance of all of the terms and conditions of this Agreement and Release and has discussed them with an attorney of Employee’s choice, or has had a reasonable opportunity to do so; and (e) is signing this Agreement and Release voluntarily and of Employee’s own free will and agrees to abide by all the terms and conditions contained herein.
18.Revocation/Effective Date. Employee may accept this Agreement and Release by signing it via DocuSign on or before the twenty-first (21st) day after he receives this Agreement and Release. After signing this Agreement and Release, Employee shall have seven (7) days (the “Revocation Period”) to revoke Employee’s decision by indicating Employee’s desire to do so in writing delivered to delivering it to Lamari Brayboy, NA Head of People Support, Thoughtworks,

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Thoughtworks, 200 E. Randolph Street, 25th Floor, Chicago IL 60601 by no later than the last day of the Revocation Period. If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day. Provided Employee does not revoke this Agreement and Release during the Revocation Period, the Effective Date of this Agreement and Release shall be the later of the eighth (8th) day after Employee signs this Agreement and Release and the day after the last day of the Revocation Period (the “Effective Date”).
19.Each Party the Drafter. This Agreement and Release, and the provisions contained in it, shall not be construed or interpreted for, or against, any party to this Agreement and Release because that party drafted or caused that party’s legal representatives to draft any of its provisions.
20.Advice of Counsel. Employee represents and certifies that they have carefully read and fully understands all of the provisions and effects of this Agreement, has knowingly and voluntarily entered into this Agreement freely and without coercion, and acknowledges that the Company advises Employee, in writing, to consult with an attorney of Employee’s choice regarding the terms of this Agreement prior to executing this Agreement.
PLEASE READ THIS AGREEMENT AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING THOSE UNDER FEDERAL, STATE AND LOCAL LAWS PROHIBITING DISCRIMINATION IN EMPLOYMENT.
IN WITNESS WHEREOF, Employee and the Company have voluntarily signed this Severance Agreement and General Release consisting of eight (8) pages on the date set forth below.

/s/ Sai Mandapaty
Dated: October 31, 2023	(Signature)
November 2, 2023
Dated:
THOUGHTWORKS HOLDING, INC.
Accepted by: /s/ Valarie Fairchild
Name: Valarie Fairchild

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EXHIBIT A
SECOND AGREEMENT AND RELEASE
Thoughtworks Holding, Inc. (the “Company”) and Sai Mandapaty (“Employee”) agree to the terms and conditions of this Second Agreement and Release as set forth below, effective as of the Effective Date (as defined below). All capitalized terms used herein, unless defined otherwise herein, shall have the meaning set forth in the Agreement and Release, signed [●], 2023 (the “First Release”) or, if not defined therein, the Severance Plan.
1.Waiver. Employee agrees that except for final earned wages, accrued and unused paid time off, and expenses submitted that will be paid in the first payroll following the Termination Date, they have been paid: (i) all amounts as reimbursement for expenses incurred during their employment and (ii) other compensation due to them, including, but not limited to all salary, hourly pay, overtime pay, bonuses (except for Annual 2023 Bonus addressed in the First Release), vacation pay, deferred compensation, variable pay, incentives, commissions, equity compensation and all other compensation of any nature whatsoever. No other sums (contingent or otherwise) shall be paid to Employee in respect of their employment by the Company except as stated herein, and any such sums (whether or not owed) arising under any Company compensation plan or otherwise related to Employee’s employment are hereby expressly waived by Employee.

2.Release.
(a)In exchange for the Severance Benefits set forth in the First Release and other valuable consideration, Employee, for himself or herself and for his or her heirs, executors, administrators, beneficiaries, trustees, and assigns (referred to collectively as “Releasors”), forever releases and discharges the Company Group and any and all of the Company Group’s parent companies, partners, subsidiaries, affiliates, predecessors, successors and assigns and any and all of its and their past and/or present officers, directors, partners, agents, employees, representatives, counsel, employee benefit plans and their fiduciaries and administrators, predecessors successors and assigns (referred to collectively as the “Releasees”), from any and all claims, suits, controversies, actions, cross-claims, counter claims, demands, causes of action, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, and liabilities of any kind whatsoever in law and in equity, whether known or unknown, suspected, or claimed, which Releasors ever had, now have or may have against Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter up to and including the date Employee signs this Second Agreement and Release.
(b)Without limiting the generality of the foregoing, this Second Agreement and Release is intended to and shall release Releasees from any and all claims and liabilities, whether known or unknown, suspected, or claimed, that Releasors ever had, now have or may have against Releasees arising out of Employee’s employment with the Company Group or any of the Releasees, the terms and conditions of such employment and/or the termination of such employment, including, but not limited to: (i) any claim under the Age Discrimination in Employment Act, as amended (“ADEA”), and/or the Older Workers Benefit Protection Act (“OWBPA”), which laws prohibit discrimination on account of age; (ii) any claim under Title VII of the Civil Rights Act of 1964, as amended, which, among other things, prohibits discrimination/retaliation on account of race, color, religion, sex and national origin; (iii) any claim under the Americans with Disabilities Act (“ADA”) or Sections 503 and 504 of the Rehabilitation Act of 1973, each as amended; (iv) any

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claim under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (v) any claim under the Family and Medical Leave Act; (vi) any claim or other action under the National Labor Relations Act (“NLRA”), as amended; (vii) any claim under the Workers’ Adjustment and Retraining Notification Act or the Uniformed Services Employment and Reemployment Rights Act (“USERRA”); (viii) any claim under the Sarbanes-Oxley Act of 2002; (ix) any applicable Executive Order Programs; (x) any other claim of discrimination, harassment or retaliation in employment (whether based on federal, state or local law, regulation or decision); (xi) any other claim (whether based on federal, state or local law, statute, decision, public policy, contract, tort, or doctrine of good faith and fair dealing) arising out of the terms and conditions of Employee’s employment with and termination from the Company Group and/or the Released Parties; (xii) any claims in equity or under common law for wrongful discharge, breach of contract (express, implied, written or oral), whistleblowing, constructive discharge, promissory estoppel, detrimental reliance, negligence, defamation, emotional distress, compensatory or punitive damages, and/or equitable relief; (xiii) any claims under federal, state or local occupational safety and health laws or regulations, all as amended; (xiv) any claim for attorneys’ fees, costs, disbursements and/or the like (xv) any claim under the Employment Agreement and (xvi) any claim under the Illinois Human Rights Act, 775 Ill. Comp. Stat. Ann. 5/1-103, 5/2-101, 5/2-102, 5/2-103, 5/2-104, and 56 Ill Adm. Code 5210.110; the Illinois Equal Pay Act; the Illinois Wage Payment and Collection Act; the Minimum Wage Law; the Right to Privacy in the Workplace Act; the Personnel Record Review Act; the Whistleblower Act; the Family Military Leave Act, and any and all claims under any other federal or Illinois statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. By virtue of the foregoing, Employee agrees that he or she has waived any damages and other relief available to him or her (including, without limitation, money damages, equitable relief and reinstatement) under the claims waived in this paragraph 4. This is a general release that is intended to apply to all claims Employee may have against the Releasees through the date Employee executes this Agreement, except the sole matters to which this Agreement of Release does not apply are: (A) claims to the Severance Benefits; (B) claims under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended; (C) claims arising after the date Employee signs this Second Agreement and Release; (D) claims relating to any rights of indemnification under the Company Group’s organizational documents or otherwise; (E) claims relating to any equity-based awards outstanding that remain outstanding following the Termination Date; (F) claims to vested accrued benefits under the Company Group’s tax qualified retirement plans or non-qualified retirement plans in accordance with, and subject to, the terms and conditions of such plans and applicable law; (G) Employee’s right to seek enforcement of the terms of the Severance Plan (as modified as applicable herein); and (H) any claims that cannot be waived pursuant to private agreement under law. Employee acknowledges that Employee has been informed that Employee might have specific rights and/or claims under the ADEA and OWBPA. Employee specifically waives such rights and/or claims under the ADEA or OWBPA to the extent such rights and/or claims arose on or prior to the date this Agreement of Release is executed by Employee.
(c)Nothing in this Second Agreement and Release is intended to prohibit or restrict Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission or any other local, state, or federal administrative body or government agency prohibiting waiver of such right; provided, however, that Employee hereby waives the right to recover any monetary damages or other relief against any Released Parties excepting any benefit or remedy to which Employee is or becomes entitled to pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Employee further understands this Second and Release Agreement does not waive or restrict Employee’s (i) claims for unemployment or workers’ compensation benefits, (ii) claims or rights that may arise after the date that Employee signs this Second Agreement,

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(iii) claims for reimbursement of expenses under the Company’s expense reimbursement policies, (iv) any vested rights under the Company’s ERISA-covered employee benefit plans as applicable on the date Employee signs this Second and Release Agreement, and (v) any claims that controlling law clearly states may not be released by private agreement. Moreover, nothing in this Second and Release Agreement (including but not limited to the acknowledgements, release of claims, the promise not to sue, the confidentiality and non-disparagement obligations, and the return of property provision) (i) limits or affects Employee’s right to challenge the validity of this Second and Release Agreement under the ADEA or the OWBPA, (ii) prevents Employee from communicating with, filing a charge or complaint with; providing documents or information voluntarily or in response to a subpoena or other information request to, or from participating in, an investigation or proceeding conducted by the Equal Employment Opportunity Commission, National Labor Relations Board, the Securities and Exchange Commission, the Occupational Safety and Health Administration, law enforcement, or any other any federal, state or local agency charged with the enforcement of any laws, or from testifying, providing evidence, responding to a subpoena or discovery request in court litigation or arbitration, or (iii) precludes non-management, non-supervisory employees from engaging in protected concerted activity under Section 7 of the NLRA or under similar state law, such as joining, assisting, or forming a union, bargaining, picketing, striking, or participating in other activity for mutual aid or protection, or refusing to do so; this includes using or disclosing information acquired through lawful means regarding wages, hours, benefits, or other terms and conditions of employment, except where the information was entrusted to Employee in confidence by the Company as part of Employee’s job duties.
(d)Employee understands that Employee may later discover claims or facts that may be different than, or in addition to, those which Employee now knows or believes to exist with regards to the subject matter of this Second Agreement and Release, and which, if known at the time of executing this Second Agreement and Release, may have materially affected this Second Agreement and Release or Employee’s decision to enter into it. Employee hereby waives any right or claim that might arise as a result of such different or additional claims or facts.
(e)Employee represents that Employee has made no assignment or transfer of any right or claim covered herein and that Employee further agrees that Employee is not aware of any such right or claim.
3.Return of Property. Employee represents that Employee has returned to the Company Group all property belonging to the Company Group, including, but not limited to, electronic devices (e.g., Blackberry and/or laptop computer), keys, card access to buildings and office floors, and business information and documents.
4.Binding Agreement; Third Party Beneficiaries. This Second Agreement and Release is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns. The Releasees are expressly intended to be third-party beneficiaries of the releases set forth herein, and this Second Agreement and Release may be enforced by each of them.
5.ADEA Provisions. Employee acknowledges that Employee: (a) has carefully read this Second Agreement and Release in its entirety; (b) has had an opportunity to consider the terms of this Second Agreement and Release for at least twenty-one (21) days; (c) is hereby advised by the Company in writing to consult with an attorney of Employee’s choice in connection with this

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Second Agreement and Release; (d) fully understands the significance of all of the terms and conditions of this Second Agreement and Release and has discussed them with an attorney of Employee’s choice, or has had a reasonable opportunity to do so; and (e) is signing this Second Agreement and Release voluntarily and of Employee’s own free will and agrees to abide by all the terms and conditions contained herein.
6.Revocation/Effective Date. Employee may accept this Second Agreement and Release by signing it via DocuSign on or before the twenty-first (21st) day after he receives this Second Agreement and Release. Notwithstanding the foregoing, Employee may not sign this Second Agreement and Release before Employee’s last day of employment and this Second Agreement and Release will not be accepted or effective if signed before the Termination Date. After signing this Second Agreement and Release, Employee shall have seven (7) days (the “Revocation Period”) to revoke Employee’s decision by indicating Employee’s desire to do so in writing delivered to delivering it to Lamari Brayboy, NA Head of People Support, Thoughtworks, Thoughtworks, 200 E. Randolph Street, 25th Floor, Chicago IL 60601 at the above address by no later than the last day of the Revocation Period. If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day. Provided Employee does not revoke this Second Agreement and Release during the Revocation Period, the Effective Date of this Second Agreement and Release shall be the later of the eighth (8th) day after Employee signs this Second Agreement and Release or the day after the last day of the Revocation Period (the “Effective Date”). For the avoidance of doubt, in the event Employee fails to execute, or revokes execution of, this Second Agreement and Release, Employee shall not be entitled to the Severance Benefits.
7.Each Party the Drafter. This Second Agreement and Release, and the provisions contained in it, shall not be construed or interpreted for, or against, any party to this Second Agreement and Release because that party drafted or caused that party’s legal representatives to draft any of its provisions.
8.Advice of Counsel. Employee represents and certifies that they have carefully read and fully understands all of the provisions and effects of this Second Agreement and Release, has knowingly and voluntarily entered into this Second Agreement and Release freely and without coercion, and acknowledges that the Company advises Employee, in writing, to consult with an attorney of Employee’s choice regarding the terms of this Second Agreement and Release prior to executing this Second Agreement and Release.
9.Incorporation of First Release. Employee acknowledges and agrees that the provisions of the First Release which are not covered by this Second Agreement and Release are specifically incorporated herein mutatis mutandis and references to the Agreement and Release in the First Release shall include this Second Agreement and Release.
PLEASE READ THIS SECOND AGREEMENT AND RELEASE AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. THIS SECOND AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING THOSE UNDER FEDERAL, STATE AND LOCAL LAWS PROHIBITING DISCRIMINATION IN EMPLOYMENT.

Dated:	(Signature)

Dated:

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THOUGHTWORKS HOLDING, INC.
Accepted by:
Name:

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